Exhibit 2

                                IRREVOCABLE PROXY

        The undersigned stockholder ("Stockholder") of nStor Technologies, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints Jeff Van Zanten as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be Beneficially Owned (as defined in the Voting Agreement (as defined below) by Stockholder, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares Beneficially Owned by Stockholder as of the date of this Proxy are listed on the final page of this Proxy. Upon Stockholder's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and Stockholder hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Palo Alto Acquisition Corporation, a Delaware corporation ("Buyer") and Stockholder (the "Voting Agreement"), and is granted in consideration of Buyer and its parent, Symphony Service Corp., a Delaware corporation ("Buyer Parent"), entering into that certain Stock Purchase Agreement (the "Purchase Agreement"), by and among Buyer Parent, Buyer and each of the shareholders of Stonehouse Technologies, Inc., a Texas corporation (the "Company"), set forth therein, including Parent. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated in accordance with its terms, (ii) such date and time as the Transaction shall become effective in accordance with the terms and conditions of the Purchase Agreement or (iii) upon the execution of a written agreement by all parties to the Voting Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Parent and in every written consent in lieu of such meeting:

               (a)  in  favor  of  adoption  of  the  Purchase   Agreement   and
        consummation of the transactions contemplated thereby; and

               (b) against approval or adoption of any Acquisition Proposal or any other proposal that is intended or would reasonably be construed to be in opposition to, or in competition with, or in conflict with adoption of the Purchase Agreement and consummation of the transactions contemplated thereby.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

        Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

        This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

        Dated: September 15, 2004

                                   STOCKHOLDER:



                                   By: /s/ Bernard Marden
                                   ---------------------------------------------
                                   Name:

                                   Shares Beneficially Owned:

                                   21,411,039 shares of Parent Common Stock